Exhibit 10.13

 AMENDMENT TO
EMPLOYMENT AGREEMENT

 AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) effective as of this 25th day of February, 2011, by and between Jennifer Convertibles, Inc. (the “Company”), with an address at 417 Crossways Park Drive, Woodbury, New York 11797, and Gebing (“Morris”) Zou (“Executive”).

WHEREAS, the Company and Executive entered into a certain Employment Agreement, effective February 22, 2011 (the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to amend the terms of the Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, and in consideration of Executive’s continued employment, the parties hereto agree as follows:

1.           Defined Terms.  All capitalized terms contained in this Amendment shall, for the purposes hereof, have the same meaning ascribed to them in the Agreement unless the context hereof clearly provides otherwise or unless otherwise defined herein.

2.           Section 7(b)(iii).  The first sentence of Section 7(b)(iii) shall hereby be amended to read as follows: “if the date of the termination is on or after September 1, 2011, provided that Executive has been employed by the Company for at least six (6) months of the fiscal year in which the termination occurs, a bonus payment equal to three percent (3%) of EBITDA for that fiscal year, multiplied by: the percentage of the fiscal year that the Executive was employed by the Company, multiplied by itself.”

3.           Conflicting Provisions.  In the event of any conflict or inconsistency between the provisions of this Amendment and those contained in the Agreement, the provisions of this Amendment shall govern and control and be binding upon the parties hereto.

4.           Miscellaneous Provisions.

(a)           Except as modified by this Amendment, the Agreement and all executory covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

(b)           The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and, except as may otherwise be provided in the Agreement, as hereby modified and supplemented, their respective legal successors and assigns.

(c)           This Amendment may not be changed orally but only by a writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on February 25, 2011.

JENNIFER CONVERTIBLES, INC.

By:	/s/ Rami Abada
Rami Abada
President and Chief Financial Officer

Agreed to and Accepted:

/s/ Gebing (“Morris”) Zou
Gebing (“Morris”) Zou